Preferred Stock

Certificate No.  1

WORLD ENERGY SOLUTIONS, INC.

(A Florida Corporation)

SERIES D PREFERRED STOCK

($.0001 Par Value)

[   Shares]

Preferred Stock

This certifies that

 is the record holder of

 Shares of Series D Preferred Stock of World Energy Solutions, Inc., transferable only on the stock transfer register of the Corporation, by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Articles of Incorporation and the By-laws of the Corporation and any amendments thereto.

A statement of all of the powers, designations, preferences and relative, participating, optional or other special rights of each of the Corporation’s classes of stock or series’ thereof and qualifications, limitations or restrictions of such preferences and/or rights may be obtained by any stockholder, upon request and without charge, at the principal office of the Corporation.

A statement of all of the powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of such preferences relating to this Series D Preferred Stock is attached hereto and incorporated by reference herein as Exhibit “A”.

WITNESS the signatures of the Corporation’s duly authorized officers this ___ day of

, 2009.

Peter W. James,

Jodi L. Crumbliss,

President, Director

Secretary, Director

SEE RESTRICTIVE LEGENDS ON REVERSE

For Value Received, ________________________________ hereby sells, assigns, and transfers unto, ______________________________, ___________________

(                    ) shares represented by the within certificate and hereby irrevocably constitutes and appoints ______________________________ as attorney to transfer the said shares on the share register of the within named Corporation with full power of substitution in the premises.

Dated:  _______________________

In the Presence of

 _________________________________

Witness Stockholder

NOTICE: THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH SHARES MAY NOT BE SOLD OR TRANSFERED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENT, IF ANY, COVERING THE PURCHASE OF THE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

THE RIGHTS, PREFERENCES, PRIVELEGES AND RESTRICTIONS GRANTED TO OR IMPOSED UPON THIS SERIES D PREFERRED STOCK OF THE CORPORATION ARE SET FORTH ON THE CERTIFICATE OF DESIGNATION ATTACHED HERETO AS EXHIBIT “A”.

EXHIBIT “A”

WORLD ENERGY SOLUTIONS, INC.

SERIES “D” PREFERRED STOCK

CERTIFICATE OF DESIGNATIONS

The World Energy Solutions, Inc. (the “Company”) Series “D” Preferred Stock (the “Preferred Stock”) shall entitle the holder of any such shares to vote on each and every matter submitted to a vote of shareholders at a meeting of shareholders.  The Preferred Stock shall have five hundred (500) votes per share with respect to each matter that is submitted to and voted upon by the shareholders and each shareholder group of the Company at a meeting of shareholders.

There will be no coupon associated with the Preferred Stock.

The Series D Preferred Stock shall have no dividend rights and its asset distribution preference shall be at par value ($.0001) per share and shall be subordinate to the Series “A”, “B”, and “C” Convertible Preferred Stock.